Exhibit 32.2

Certification of Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, chapter 63 of title 18, United States Code), I, Edward F. Lange, Jr. hereby certify, to the best of my knowledge, that the Annual Report on Form 10-K for the year ended December 31, 2008 of BRE Properties, Inc. (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of BRE Properties, Inc.

Dated: February 18, 2009	/s/ Edward F. Lange, Jr.
Edward F. Lange, Jr. Executive Vice President, Chief Operating Officer and Chief Financial Officer